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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 20, 2000 (except with respect to the matter discussed in Note 11, as to which the date is March 1, 2000), incorporated by reference in MGM Grand, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999, and to all references to our Firm included in or made a part of this Registration Statement.




                                                   ARTHUR ANDERSEN LLP

Las Vegas, Nevada
November 27, 2000